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                                                                     EXHIBIT 5.1

                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                                  June 1, 2005

La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, CA 92121

      Re:      La Jolla Pharmaceutical Company
               Registration Statement on Form S-8

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8, (the "Registration Statement"), of La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the offering by the Company of up to 700,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), under the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan and up to 2,800,000 shares of Common Stock under the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan (together, the "Plans"). Such 3,500,000 shares of Common Stock are referred to herein as the "Shares."

      We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

      Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued in accordance with the terms of the Plans against payment therefor, will be validly issued, fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                        Very truly yours,

                                        /s/ GIBSON, DUNN & CRUTCHER LLP